EXHIBIT 99.1

Nanophase Reports Third Quarter 2017 Financial Results

The company’s financial conference call is scheduled for October 26, 2017 at 11am EDT

ROMEOVILLE, Ill., Oct. 25, 2017 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the third quarter ended September 30, 2017.

“We continue to drive revenue growth, as our results clearly demonstrate,” commented Nanophase CEO and President Jess Jankowski.  “And this is before significant revenue from our fully formulated skin care portfolio flows to the top line, which we see approaching.  This investment has negatively impacted our bottom line, but we believe it will be well worth it, as we expect the first commercial shipments outside of the evaluation process to begin during the fourth quarter.”

Nine Months Ended September 30, 2017 Financial Highlights

  Revenue for the first nine months of 2017 was $9.9 million, vs. the $8.4 million reported during the same period of 2016.

  The net loss for the first nine months of both 2017 and 2016 was $0.6 million, or $0.02 per share.

  The Company finished the quarter with approximately $1.1 million in cash and cash equivalents, and $250,000 borrowed on its working capital credit facility that was repaid on October 3, 2017.

Third Quarter 2017 Financial Highlights

  Revenue for the third quarter was $2.8 million in 2017 and $2.5 million in 2016.

  The net loss for the quarter was $0.6 million in 2017, or $0.02 per share, compared to a net loss for the quarter of $0.4 million, or $0.01 per share, for 2016.

Jankowski continued, “This is a very exciting time to be at Nanophase.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Third Quarter 2017 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for October 26, 2017, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 90542986.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company’s ability to be consistently profitable despite the losses it has incurred since its incorporation; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; the terms of the Company’s supply agreements with BASF Corporation, which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company’s potential inability to obtain working capital when needed on acceptable terms or at all; the Company’s ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide, as well as high purity zinc; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue for its securities; and other factors described in the Company’s Form 10-K filed March 29, 2017. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6705

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	September 30,
	2017	December 31,
ASSETS	(Unaudited)	2016

Current assets:
Cash and cash equivalents	$1,070,155	$1,779,027
Trade accounts receivable, less allowance for doubtful accounts
of $5,000 on September 30, 2017 and December 31, 2016	1,581,118	434,226
Other receivable	312	96
Inventories, net	876,193	771,975
Prepaid expenses and other current assets	388,906	441,634
Total current assets	3,916,684	3,426,958

Equipment and leasehold improvements, net	1,424,782	1,395,441
Other assets, net	18,034	19,893
	$5,359,500	$4,842,292

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	250,000	-
Current portion of capital lease obligations	130,069	107,021
Accounts payable	971,718	669,025
Accrued expenses	759,138	521,302
Total current liabilities	2,110,925	1,297,348

Long-term portion of capital lease obligations	271,149	109,448
Long-term deferred rent	423,805	465,850
Asset retirement obligation	182,983	178,378
Total long-term liabilities	877,937	753,676

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 42,000,000 and 35,000,000 shares authorized;
31,275,330 and 31,229,996 shares issued and outstanding on September 30, 2017
and December 31, 2016, respectively	312,753	312,300
Additional paid-in capital	97,512,451	97,359,324
Accumulated deficit	(95,454,566)	(94,880,356)
Total stockholders' equity	2,370,638	2,791,268
	$5,359,500	$4,842,292

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Product revenue, net	$2,523,584	$2,509,648	$9,524,848	$8,376,747
Other revenue	260,976	11,375	327,304	38,456
Net revenue	2,784,560	2,521,023	9,852,152	8,415,203

Operating expense:
Cost of revenue	2,200,066	1,841,080	6,862,471	5,766,284
Gross profit	584,494	679,943	2,989,681	2,648,919

Research and development expense	494,076	386,081	1,353,830	1,059,507
Selling, general and administrative expense	723,979	715,765	2,203,026	2,151,726
Income/(Loss) from operations	(633,561)	(421,903)	(567,175)	(562,314)
Interest income	-	-	-	-
Interest expense	(8,486)	(3,179)	(24,911)	(11,309)
Other, net	(665)	-	17,876	551
Income/(Loss) before provision for income taxes	(642,712)	(425,082)	(574,210)	(573,072)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(642,712)	$(425,082)	$(574,210)	$(573,072)

Net income/(loss) per share- basic and diluted	$(0.02)	$(0.01)	$(0.02)	$(0.02)

Weighted average number of basic and diluted
common shares outstanding	31,239,678	31,211,132	31,234,735	30,805,053

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue:
Product revenue, net	$2,523,584	$2,509,648	$9,524,848	$8,376,747
Other revenue	260,976	11,375	327,304	38,456
Net revenue	2,784,560	2,521,023	9,852,152	8,415,203

Operating expense:
Cost of revenue detail:
Depreciation	68,519	108,525	211,405	391,158
Non-Cash equity compensation	6,012	5,584	18,085	17,100
Other costs of revenue	2,125,535	1,726,971	6,632,981	5,358,026
Cost of revenue	2,200,066	1,841,080	6,862,471	5,766,284
Gross profit	584,494	679,943	2,989,681	2,648,919

Research and development expense detail:
Depreciation	8,212	25,248	37,981	82,835
Non-Cash equity compensation	11,771	9,053	36,266	27,264
Other research and development expense	474,093	351,780	1,279,583	949,408
Research and development expense	494,076	386,081	1,353,830	1,059,507

Selling, general and administrative expense detail:
Depreciation and amortization	4,349	7,876	12,988	28,412
Non-Cash equity compensation	27,925	26,317	85,199	84,176
Other selling, general and administrative expense	691,705	681,572	2,104,839	2,039,138
Selling, general and administrative expense	723,979	715,765	2,203,026	2,151,726
Income/(Loss) from operations	(633,561)	(421,903)	(567,175)	(562,314)
Interest income	-	-	-	-
Interest expense	(8,486)	(3,179)	(24,911)	(11,309)
Other, net	(665)	-	17,876	551
Income/(Loss) before provision for income taxes	(642,712)	(425,082)	(574,210)	(573,072)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(642,712)	$(425,082)	$(574,210)	$(573,072)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	8,486	3,179	24,911	11,309
Addback Depreciation/Amortization	81,080	141,649	262,374	502,405
Addback Non-Cash Equity Compensation	45,708	40,954	139,550	128,540

Adjusted EBITDA	$(507,438)	$(239,300)	$(147,375)	$69,182